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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003 (except with respect to Footnote No. 22, as to which the date is March 14, 2003) relating to the financial statements, which appear in Mercantile Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 20, 2003